EX-10.71.19
LOAN MODIFICATION AGREEMENT

“Emeritol-Batus Facilities”

This LOAN MODIFICATION AGREEMENT dated October 30, 2009, is made by and among EMERITOL DOWLEN OAKS LLC, a Delaware limited liability company, EMERITOL SADDLERIDGE LODGE LLC, a Delaware limited liability company and EMERITOL SEVILLE ESTATES LLC, a Delaware limited liability company (each a “Borrower” and collectively, “Borrowers”), KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”), and EMERITUS CORPORATION, a Washington corporation (“Emeritus”) and DANIEL R. BATY, individually (jointly and severally with Emeritus, “Guarantor”).

Recitals

A.           On or about October 17, 2008, Lender made a loan (“Loan”) to Borrowers in the original principal amount of $17,595,000.  The Loan is evidenced by Borrowers’ Promissory Note (“Note”) and is secured by (i) a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (“Dowlen Oaks Deed of Trust”), recorded as Document No. 2008036082, records of Jefferson County, Texas, encumbering certain real property (“Dowlen Oaks Property”) located in Jefferson County, Texas and legally described on Exhibit A to the Dowlen Oaks Deed of Trust; (ii) a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (“Saddleridge Deed of Trust”), recorded as Document No. 2008-23345, records of Midland County, Texas, encumbering certain real property (“Saddleridge Property”) located in Midland County, Texas and legally described on Exhibit A to the Saddleridge Deed of Trust; and (iii) a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (“Seville Estates Deed of Trust”), recorded as Document No. 2008020233, records of Randall County, Texas, encumbering certain real property (“Seville Estates Property”) located in Randall County, Texas and legally described on Exhibit A to the Seville Estates Deed of Trust.  Disbursement of the proceeds of the Loan is governed by a Loan Agreement (“Loan Agreement”) between Borrowers and Lender dated October 17, 2008.  Payment of the Loan is unconditionally guaranteed by Guarantors under Unconditional Payment Guaranties (“Guaranties”) dated October 17, 2008.

B.           Borrowers have requested that the Loan Documents be modified to allow the release the Saddleridge Property and the Seville Estates Property.  Lender is willing to do so subject to the terms and conditions of this Agreement.

Agreement

NOW THEREFORE, the parties agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Agreement are defined in the Loan Agreement.

2.
Release of Saddleridge Property and Seville Estates Property. Notwithstanding the restrictions in the Loan Agreement and the Deeds of Trust, Lender will cause the Saddleridge Deed of Trust to be released and reconveyed from the Saddleridge Property, and the Seville Estates Deed of Trust to be released and reconveyed from the Seville Estates Property, provided that all the following conditions are satisfied:

2.1	Borrower has provided evidence satisfactory to Lender that the Saddleridge Property and the Seville Estates Property have been approved by Freddie Mac for permanent financing.

2.2
Lender has been paid the “Release Price” for the Saddleridge Property and Seville Estates Property.  The Release Price for the Saddleridge Property is $7,785,000.  The Release Price for the Seville Estates Property is $2,850,000.

2.3	There is then no Event of Default, nor any event or condition which would be an Event of Default if not cured within the time allowed.

2.4
Borrower has provided to Lender, at Borrower’s expense, an endorsement to Lender’s policy of title insurance for the Dowlen Oaks Property, insuring the continued priority of the lien of the Dowlen Oaks Deed of Trust against the Dowlen Oaks Property.  There shall be no exceptions to title other than those previously approved by Lender.

2.5
Borrower has paid all costs and expenses (including all attorney, trustee, title and recording fees) incurred by Lender in connection with Borrower’s request for a release of the Saddleridge Property and the Seville Estates Property.  Borrower covenants to pay all such costs and expenses even if the release is not given because the conditions have not been met.

2.6	Emeritol Dowlen Oaks LLC has executed and delivered to Lender an Amended and Restated Promissory Note in the form attached as Exhibit 1 hereto.

3.
Loan Modifications.  The following modifications to the Loan Documents shall become effective upon the date that the Saddleridge Deed of Trust and the Seville Estates Deed of Trust have both been released.

3.1	Definitions. The definitions of the following terms in the Loan Documents are revised to mean the following:

Borrower:  Emeritol Dowlen Oaks LLC, a Delaware limited liability company.

Debt Service:  (a) For the quarterly periods (based on calendar quarters) ending December 31, 2009, March 31, 2010, and June 30, 2010, interest-only payments on the Loan during such periods at the Applicable Rate, (b) For the quarterly period (based on calendar quarters) ending September 30, 2010, interest-only payments on the Loan during such periods at an interest rate equal to the greater of the Applicable Rate or 6.85% per annum; and (c) for each calendar quarter thereafter, the total payments of principal and interest which would be required during such period in order to fully amortize the then-unpaid principal balance of the Loan over a 25 year amortization period at an interest rate equal to the greater of the Applicable Rate or 6.85% per annum.

Debt Service Coverage:  For each calendar quarter commencing with the calendar quarter ending December 31, 2009, the ratio of the aggregate Net Operating Income of the Facility during such period, to the Debt Service during such period.

Facilities:   All references to the Facilities shall be deemed to refer to the Dowlen Oaks Facility located at 2250 N. Dowlen Rd., Beaumont, TX  77706.

Loan Amount:  Six Million, Nine Hundred Sixty Thousand and No/100 Dollars ($6,960,000.00), as reduced by principal payments made from time to time.

Note:  The Amended and Restated Promissory Note in the Loan Amount, executed by Borrower and payable to the order of Lender, evidencing the Loan.

3.2	Payments. Section 4.5 of the Loan Agreement is hereby deleted and replaced with the following:

(a)           Borrower shall pay interest in arrears on the first (1st) day of every calendar month in the amount of all interest accrued and unpaid through the last day of the immediately preceding calendar month.

(b)           On or before June 30, 2010, Borrower shall make a principal payment in the amount required to reduce the unpaid principal balance of the Loan to not more than Five Million, Nine Hundred Sixty Thousand and No/100 Dollars ($5,960,000).  Borrower’s failure to so reduce the unpaid principal balance of the Loan on or before June 30, 2010 shall be an Event of Default.

(c)           On or before December 31, 2010, Borrower shall make a principal payment in the amount required to reduce the unpaid principal balance of the Loan to not more than Three Million, Nine Hundred Sixty Thousand and No/100 Dollars ($3,960,000).  Borrower’s failure to so reduce the unpaid principal balance of the Loan on or before December 31, 2010 shall be an Event of Default.

(d)           All payments (whether of principal or of interest) shall be deemed credited to Borrower’s account only if received by 12:00 noon Seattle time on a Business Day; otherwise, such payment shall be deemed received on the next Business Day.

(e)           All unpaid principal shall be due and payable in full on the Maturity Date.

3.3	Debt Service Coverage. Section 10.12(b) of the Loan Agreement is hereby deleted and replaced with the following:

Minimum Debt Service Coverage.  For each calendar quarter commencing with the calendar quarter ending December 31, 2009, the Debt Service Coverage shall be no less than the required Debt Service Coverage set out below:

Quarter End	Required Debt Service Coverage
12/31/2009	1.501
3/31/2009	1.50
6/30/2010	1.50
9/30/2010	1.002
12/31/2010	1.003
3/31/2011	1.10
6/30/2011	1.15
9/30/2011	1.20

In the event the minimum Debt Service Coverage is not met for any calendar quarter, such shall not be an Event of Default hereunder if by the date the Quarterly Compliance Certificate for such calendar quarter is due, Borrower makes a principal payment on the Loan in an amount sufficient to cause such Debt Service Coverage to be met.

3.4	Monthly Excess Cash Flow. The following provision is hereby added to the Loan Agreement:

For so long as the unpaid principal balance of the Loan is greater than or equal to $3,960,000, (a) Borrower shall not make any distributions to partners, members or shareholders; and (b) Borrower shall add to its monthly payments of interest to Lender an amount equal to one hundred percent (100%) of Monthly Excess Cash Flow.  “Monthly Excess Cash Flow” means, for any month, the amount by which Gross Revenues exceed the sum of (a) actual cash operating expenses and (b) actual debt service on the Loan.  So long as there is no Event of Default, Lender will apply

1 Debt Service is interest only at the Applicable Rate for the quarters ending 12/31/09, 3/31/09, and 6/30/10.

2 Debt Service is interest only at the greater of the Applicable Rate or 6.85%for the quarter ending 9/30/10.

3 From and after quarter ending 12/31/10, Debt Service includes principal and interest to fully amortize the then-unpaid principal amount of the Loan over a 25 year amortization period at an interest rate equal to the greater of the Applicable Rate or 6.85% per annum.

Borrower’s payments of Monthly Excess Cash Flow to reduce the unpaid principal balance of the Loan.

3.5	Compliance Certificate. The form of Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto:

4.	Conditions. This Agreement shall be effective only upon satisfaction of the conditions set forth below:

4.1
Borrower has paid Lender all costs, fees and expenses relating to the execution and performance of this Agreement, including all legal fees, title insurance premiums, and other out-of-pocket expenses of Lender.

4.2
Lender has received certified copies of such duly adopted resolutions as Lender may require, authorizing Borrower’s and Guarantor’s execution of this Agreement and naming the persons authorized to execute this Agreement on their behalf.

5.	Guaranty. Each Guarantor consents and agrees to this Agreement and ratifies and reaffirms the obligations of such Guarantor under the respective Guaranty of the Loan as modified by this Agreement.

6.	Representations. Borrower and each Guarantor represent to Lender as follows.

6.1	Neither Borrower nor any Guarantor has any claim, defense, counterclaims or right of offset against Lender or its agents arising out of or in any way connected with the Loan.

6.2
Borrower and Guarantor have full right, power and authority to enter into this Agreement and perform their obligations hereunder, and no information or material submitted to Lender in connection with this Agreement contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance.

6.3
There is no Event of Default by Borrower under any of the Loan Documents, nor, to Borrower’s knowledge, any event, circumstance or condition which with notice or the passage of time or both would be an Event of Default.

6.4	Except as disclosed to Lender in writing, all representations made by Borrower and any Guarantor to Lender in the Loan Documents are true and correct.

7.
Ratification.  Each and every representation and warranty made by Borrower in the Loan Documents and the Environmental Indemnities are hereby renewed and each and every provision of the Loan Documents, as amended by this Agreement, is hereby affirmed and ratified.  This Agreement is not intended and shall not be construed to impair the validity, priority or enforceability of the Deeds of Trust or the other Loan Documents.  As further consideration for Lender’s execution of this Agreement, Borrower and each Guarantor hereby release and discharge Lender from any and all claims, defenses, actions, counterclaims or rights of offset in connection with the Loan and arising out of any act or circumstance prior to the date hereof.

8.	General.

8.1
This Agreement and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

8.2
Borrower and each Guarantor agree to execute such other instruments and documents and provide Lender with such further assurances as Lender may reasonably request to more fully carry out the intent of this Agreement.

8.3	This Agreement may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement.

8.4	No provision of this Agreement is intended or shall be construed to be for the benefit of any third party.

8.5	The Loan Documents are hereby modified to include this Agreement within the definition of the term “Loan Documents” as used therein.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties execute this Agreement as of the day and year first above written.

 “Borrowers”

EMERITOL DOWLEN OAKS LLC,

a  Delaware limited liability company

By:	Batus LLC, a Delaware limited liability company, its Sole Member

By:	Summerville Senior Living, Inc., a Delaware corporation, its Administrative Member

By: _/s/ Eric Mendelsohn __
      Eric Mendelsohn, Senior VP
      Corporate Development

EMERITOL SEVILLE ESTATES LLC,

a Delaware limited liability company

By:	Batus LLC, a Delaware limited liability company, its Sole Member

By:	Summerville Senior Living, Inc., a Delaware corporation, its Administrative Member

By: _/s/ Eric Mendelsohn _
      Eric Mendelsohn, Senior VP
      Corporate Development

EMERITOL SADDLERIDGE LODGE LLC,

a Delaware limited liability company

By:	Batus LLC, a Delaware limited liability company, its Sole Member

By:	Summerville Senior Living, Inc., a Delaware corporation, its Administrative Member

By: /s/ Eric Mendelsohn
      Eric Mendelsohn, Senior VP
      Corporate Development

 [signatures continued on following page]

“Lender”

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:           /s/ Bellini Lacey______
Name:                      _ Bellini Lacey ________
Title:           AVP Closing Officer_____

 “Guarantor”

EMERITUS CORPORATION, a Washington corporation

   By:           /s/ Eric Mendelsohn _
   Name:  Eric Mendelsohn
   Title:                      Senior VP Corporate Development

/s/ Daniel R. Baty________
DANIEL R. BATY, individually

EXHIBIT B
to
Loan Agreement
Certificate of Compliance

KeyBank National Association
KeyBank Real Estate Capital
Healthcare Finance
1301 5th Ave, 23rd Floor
Seattle, WA 98101
Attn: ____________________

Re:
Loan Agreement dated as of October 17, 2008 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), between EMERITOL DOWLEN OAKS LLC, a Delaware limited liability company, (“Borrower”), and KEYBANK NATIONAL ASSOCIATION (“Lender”).

Reference is made to the Agreement.  Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower and Emeritus Corporation hereby certifies to Lender that all information furnished in this Certificate and in the attachments hereto and in the financial statements (such statements the “Financial Statements” and each periods covered thereby the “reporting period”) submitted herewith is true, correct and complete in all material respects.

Emeritus Corporation further certifies to Lender that:

1.           Compliance with Financial Covenants.

A.
Covenant:  Minimum Facility Occupancy.  As of the end of each calendar quarter commencing with the calendar quarter ending December 31, 2008, the Occupancy of the Facility shall no time be less than 90% of the Occupancy for the Facility as of September 30, 2008.

Facility	Occupancy as of 9/30/08	Occupancy at end of reporting period	Compliance?
Dowlen Oaks	_______%	________%	________

See attached rent rolls and operating statements for calendar quarter ending _______________, 20__

B.           Covenant: Minimum Debt Service Coverage. For each calendar quarter commencing with the calendar quarter ending December 31, 2009, the Debt

Service Coverage shall be no less than the required Debt Service Coverage set out below:
Quarter End	Required Debt Service Coverage
12/31/2009	1.504
3/31/2009	1.50
6/30/2010	1.50
9/30/2010	1.005
12/31/2010	1.006
3/31/2011	1.10
6/30/2011	1.15
9/30/2011	1.20

Quarter Ending ________________, 20___

Required Debt Service Coverage: 1.___

Actual Debt Service Coverage: 1.___

Compliance? (Yes or No)                                                      ____________________

See attached Financial Statements

2.           Compliance with Emeritus Covenants.

A.	Covenant: Minimum Liquid Assets. Emeritus shall maintain minimum Liquid Assets of Twenty Million Dollars ($20,000,000.00)

Emeritus Liquid Assets:                                                      $_________  as of period ending ___________

See attached Financial Statements

Compliance? (Yes or No)                                                      ____________________

4 Debt Service is interest only at the Applicable Rate for the quarters ending 12/31/09, 3/31/09, and 6/30/10.

5 Debt Service is interest only at the greater of the Applicable Rate or 6.85%for the quarter ending 9/30/10.

6 From and after quarter ending 12/31/10, Debt Service includes principal and interest to fully amortize the then-unpaid principal amount of the Loan over a 25 year amortization period at an interest rate equal to the greater of the Applicable Rate or 6.85% per annum.

B.
Covenant: Minimum Fixed Charge Coverage. Emeritus agrees to maintain a minimum Fixed Charge Coverage Ratio of 1.10 to 1.00 (measured at the end of each calendar quarter beginning with the calendar quarter ending December 31, 2008, and building to the previous four calendar quarters).

Quarter Ending ________________, 20___

EBITAR7 ($______________________) divided by  Fixed Charges8  ($____________________) = Fixed Charge Coverage Ratio of ____________ .

See calculations of EBITAR and Fixed Charges attached to this Certificate

Compliance:   __________ yes  _________________ no

See attached Financial Statements

C.	Covenant: Emeritus agrees to permit no Change of Control without the prior written consent of Lender.

Compliance? (Yes or No)                                                      ____________________

More Restrictive Financial Covenants

If Emeritus has entered into an agreement with any other entity providing financing to Emeritus or to any Affiliate of Emeritus to comply with any more restrictive covenants than the Emeritus Covenants set out above, those more restrictive covenants and Emeritus’ compliance or non-compliance therewith are described on Schedule B to this Certificate.  If Schedule B indicates “none,” this Certificate shall constitute Emeritus’ representation to Lender that no such more restrictive covenants have been agreed to.

3.           Review of Condition.  Emeritus has reviewed the terms of the Agreement, including, but not limited to, the representations, warranties and covenants of Borrower set forth in the Agreement and has made a review in reasonable detail of the transactions and condition of Borrower and Emeritus through the reporting periods.

4.           Representations and Warranties. To the actual knowledge of Emeritus, the representations and warranties of Borrower and Emeritus contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule A hereto.

7 Net income computed in accordance with generally accepted accounting principles, plus facility lease expense, income taxes, interest expense depreciation, amortization, asset impairment and other non-cash charges and plus or minus, as applicable, non-recurring and/or extraordinary items.

8  Interest expense, facility lease expense and principal payments on indebtedness.

5.           Covenants.  To the actual knowledge of Emeritus, during the reporting period, Borrower and Emeritus observed and performed all of their respective covenants and other agreements under the Agreement and the Loan Documents in all material respects, except as expressly noted on Schedule A hereto.

6.           No Event of Default.  To the actual knowledge of Emeritus, no Default or Event of Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule A hereto.

IN WITNESS WHEREOF, this Certificate is executed by this ____ day of __________, 20__.

EMERITUS CORPORATION, a Washington corporation

By:           _________________________________
Name:                      _________________________________
Title:           _________________________________

Exhibit 1
Amended and Restated Promissory Note